Exhibit 99.3

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT, dated as of May 8, 2025 (this “Agreement”), is made by and among WhiteHawk Acquisition, Inc., a Delaware corporation (“Parent”); WhiteHawk Merger Sub, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Parent (“Merger Sub”); and [ ] (“Stockholder”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Agreement and Plan of Merger dated as of the date of this Agreement (the “Merger Agreement”) by and among Parent, Merger Sub and PHX Minerals Inc., a Delaware corporation (the “Company”), unless the context in the Merger Agreement clearly indicates otherwise.

WITNESSETH:

WHEREAS, Stockholder owns beneficially (as defined in Rule 13d-3 under the Exchange Act) and/or of record (as specified on Schedule A) the shares of common stock of the Company, par value $0.01666 per share (“the “Company Common Shares”) set forth opposite Stockholder’s name on Schedule A (including all such Company Common Shares that are outstanding as of the date hereof, together with any other Company Common Shares that are hereafter issued to, or are otherwise acquired or owned, beneficially or of record by, Stockholder during the Agreement Period (as defined below), including through the exercise of any stock options, warrants, convertible or exchangeable securities or other similar instruments of the Company, and any other securities of the Company described in Section 11, but excluding any shares that are disposed of in compliance with Section 7(b), collectively, the “Subject Shares”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into the Merger Agreement, a copy of which has been made available (as defined in the Merger Agreement) to Stockholder, which provides for, among other things, the making of a tender offer (such offer, as it may be amended from time to time as permitted by the Merger Agreement, the “Offer”) by Merger Sub for all of the outstanding Company Common Shares, and the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth therein.

WHEREAS, as an inducement to and condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent has required and Stockholder desires to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

SECTION 1. Agreement to Tender.

(a) Tender. Stockholder hereby agrees to (i) promptly (in any event, not later than five Business Days after commencement of the Offer) and validly tender or cause to be tendered into the Offer, any and all Subject Shares (free and clear of any Liens or restrictions, except for such Liens or restrictions hereunder or pursuant to any applicable restrictions on transfer under applicable securities Laws), pursuant to and in accordance with the terms of the Offer and Rule 14d-2 under the Exchange Act and (ii) to the extent Stockholder acquires beneficial ownership of any additional outstanding Company Common Shares during the Agreement Period, promptly (in any event, not later than two Business Days after Stockholder acquires beneficial ownership of such additional outstanding Company Common Shares) and validly tender or cause to be validly tendered into the Offer, pursuant to and in accordance with the terms of the Offer, all of such additional Company Common Shares (free and clear of any Liens or restrictions, except for such Liens or restrictions hereunder or pursuant to any applicable restrictions on transfer under applicable securities Laws), in each case in accordance with the Offer. In furtherance of the foregoing, at the time of such tender, Stockholder shall cause its broker or such other Person that is the holder of record of any Subject Shares to tender such Subject Shares pursuant to and in accordance with the terms of the Offer and within the timeframe specified in the first sentence of this Section 1(a).

(b) No Withdrawal. Stockholder agrees that once its Subject Shares are tendered, Stockholder will not withdraw or cause or permit to be withdrawn any of such Subject Shares from the Offer, unless and until this Agreement shall have been terminated in accordance with Section 12(d).

(c) Return of Subject Shares. If the Offer is terminated or withdrawn by Merger Sub, or the Merger Agreement is validly terminated prior to the Expiration Time, Parent and Merger Sub shall promptly return, and shall cause Paying Agent to return, all tendered Subject Shares to the registered holders of the Subject Shares tendered in the Offer.

(d) Conditional Obligation. Stockholder acknowledges and agrees that Merger Sub’s obligation to accept for payment Company Common Shares tendered into the Offer, including any Company Common Shares tendered by Stockholder, is subject to the terms and conditions of the Merger Agreement and the Offer.

SECTION 2. Documentation and Information.

(a) Stockholder: (i) consents to and authorizes the publication and disclosure by Parent, Merger Sub or the Company, as applicable, of Stockholder’s identity and holdings of Subject Shares, the nature of Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent, Merger Sub or the Company, as applicable, reasonably determines is required to be disclosed by applicable Law in any press release, any of the Offer Documents, the Schedule 14D-9 or any other disclosure document (whether or not filed with the SEC) in connection with the Offer, the Merger and any contemplated transaction in connection with the Offer, the Merger or any other transactions contemplated by the Merger Agreement (collectively, the “Contemplated Transactions”); and (ii) agrees to promptly furnish to Parent, Merger Sub or the Company, as applicable, any information it may reasonably require for the preparation of any such disclosure documents.

(b) Stockholder: (i) represents and warrants that none of the information provided by or on behalf of Stockholder pursuant to this Section 2 will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) agrees to promptly notify Parent, Merger Sub and the Company, as applicable, of any required corrections with respect to any such information, if and to the extent that any such information shall have become false or misleading in any material respect. Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the Contemplated Transactions and shall not issue any such press release or make any public statement without the written approval of Parent, except as may be required by applicable Law.

SECTION 3. Voting Agreement.

(a) Stockholder irrevocably and unconditionally agrees that, during the Agreement Period, at any annual or special meeting of the Company Stockholders, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the Company Stockholders, Stockholder will, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon, vote against and not consent to: (i) any action (including any amendment to the Company Charter or Company Bylaws, as in effect on the date hereof), agreement or transaction that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, nullify, prevent, delay, discourage or adversely affect, in each case in any material respect, this Agreement or the consummation of the Contemplated Transactions; (ii) any Company Acquisition Proposal or any agreement related thereto, and any action in furtherance of any Company Acquisition Proposal; (iii) any merger, acquisition, sale, transfer of a material portion of the rights or other assets of the Company or any of its Subsidiaries, consolidation, reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries, or any other extraordinary transaction involving the Company (other than the Merger) or any of its Subsidiaries; (iv) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach, in any material respect, of any covenant, representation or warranty or any other obligation or agreement of Stockholder under this Agreement or the Company or any of its Subsidiaries under the Merger Agreement; (v) any change in the Company Board; or (vi) any material change in the capitalization of the Company’s or any of its Subsidiaries’ corporate structure (collectively, the “Supported Matters”). Until the Subject Shares are accepted for purchase in the Offer, Stockholder shall retain at all times the right to vote the Subject Shares in such Stockholder’s sole discretion, and without any other limitation, solely on any matters other than those set forth in this Section 3(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(b) During the Agreement Period, Stockholder: (i) shall ensure that, during the Agreement Period, any other Person having voting power with respect to any Subject Shares will not vote any such shares in favor of or consent to, and will vote against, the approval of the matters described in clauses (i) through (vi) of Section 3(a); and (ii) shall not enter into any agreement or understanding with any Person to vote or give instruction in any manner inconsistent with this Section 3.

SECTION 4. Irrevocable Proxy.

(a) Stockholder hereby revokes (and agrees to cause to be revoked) any and all proxies, if any, that it has heretofore granted with respect to its Subject Shares. Stockholder hereby irrevocably appoints Parent as attorney-in-fact and proxy, with full power of substitution, for and on behalf of Stockholder, for and in the name, place and stead of Stockholder, to:

(i) attend any and all meetings at which any Supported Matters are to be considered (whether annual or special and whether or not adjourned or postponed) of the holders of Company Common Shares (each, a “Company Stockholder Meeting”);

(ii) vote, express consent or dissent, issue instructions to the record holder to vote the Subject Shares or otherwise utilize such voting power in accordance with the provisions of Section 3 at any annual or special meeting of the Company at which any Supported Matters are to be considered as Parent or its proxy shall, in Parent’s sole discretion, deem proper with respect to the Subject Shares; and

(iii) if applicable, grant or withhold, or issue instructions to the record holder to grant or withhold, in accordance with the provisions of Section 3, all written consents with respect to the Subject Shares at any Company Stockholder Meeting or otherwise.

(b) The foregoing proxy granted pursuant to Section 4(a) shall be deemed to be a proxy coupled with an interest and is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of Stockholder) until the end of the Agreement Period and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 12(d) (in which case the foregoing proxy shall be deemed revoked automatically). Stockholder authorizes such attorney and proxy to substitute any other Person(s) to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with and granted in consideration of and as an inducement to Parent and Merger Sub entering into this Agreement and the Merger Agreement and that such irrevocable proxy is given to secure the obligations of Stockholder under Section 3. Notwithstanding anything to the contrary in this Section 4, nothing herein shall prevent Stockholder from making any Transfers to Permitted Transferees in accordance with Section 7(b) herein; provided, however, that no such Transfer to a Permitted Transferee shall limit, amend or revoke the foregoing proxy.

SECTION 5. Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent and Merger Sub as follows (it being understood that, except where expressly stated to be given or made as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof and as of the Acceptance Time).

(a) Authority. Stockholder (or the representative or fiduciary signing on his behalf, as applicable) has full legal capacity, right and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due and valid authorization, execution and delivery by Parent and Merger Sub constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(b) No Conflict.

(i) The execution, delivery and performance by Stockholder of this Agreement and the consummation of the Contemplated Transaction do not and will not (A) violate, contravene, conflict with, or result in any violation or breach of the Company Charter or Company Bylaws, or other comparable charter or organizational documents, of Stockholder, if any, (B) violate, contravene, conflict with, or result in any violation or breach of any applicable Law applicable to Stockholder or Stockholder’s Subject Shares, (C) conflict with or violate or require any consent, approval, notice or other action by any Person under, constitute a default (with or without notice of lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any Contract binding on Stockholder or any of Stockholder’s properties or assets, including the Subject Shares or (D) result in the imposition of any Lien (other than Permitted Liens) or other restriction on any asset of Stockholder, except in the case of clauses (C) and (D) herein, any such violation, breach, conflict, default, termination, acceleration or Lien that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Contemplated Transactions or the performance by the Stockholder of its obligations under this Agreement, in each case, in any material respect.

(ii) No consent or order of, or registration or filing with or notification to, any Governmental Entity or any other Person is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement by Stockholder or the performance by Stockholder of Stockholder’s obligations hereunder, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act, as amended as may be required in connection with this Agreement and the Contemplated Transactions or as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Contemplated Transactions or the performance by Stockholder of its obligations under this Agreement, in each case, in any material respect.

(c) Ownership of Subject Shares. As of the date hereof, Stockholder (together with Stockholder’s spouse if Stockholder is married and the Subject Shares constitute communal property under applicable Law) is, and (except with respect to any Subject Shares Transferred (as defined below) in accordance with Section 7(b) or accepted for payment pursuant to the Offer) at all times during the Agreement Period will be, the beneficial and/or record owner (as specified on Schedule A) of, and have good and marketable title to, the Subject Shares, free and clear of any Liens or restrictions, except for such Liens or restrictions hereunder or pursuant to any applicable restrictions on transfer under applicable securities Laws. Other than as provided in this Agreement, Stockholder has, and (except with respect to any Subject Shares Transferred in accordance with Section 7(b) or accepted for payment pursuant to the Offer) at all times during the Agreement Period will have, with respect to the Subject Shares, the sole power, directly or indirectly, to vote, dispose of, exercise, exchange and convert, as applicable, such Subject Shares, and to demand or waive any appraisal or dissenters’ rights or issue instructions pertaining to such Subject Shares with respect to the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, and, as such, has, and (except with respect to any Subject Shares Transferred in accordance with Section 7(b) or accepted for payment pursuant to the Offer) at all times during the Agreement Period will have, the complete and exclusive power to, directly or indirectly: (i) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 4; (ii) agree to all matters set forth in this Agreement; and (iii) demand and waive appraisal or dissenters’ rights.

(d) Total Shares. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the number of the Company Common Shares set forth on Schedule A opposite the name of Stockholder are the only Company Common Shares owned beneficially and/or of record (as specified on Schedule A) by Stockholder on the date of this Agreement. Other than the Subject Shares and any Company Common Shares that are the subject of unvested Company Equity Awards (the number of which is set forth opposite the name of Stockholder on Schedule A), Stockholder does not own, beneficially or otherwise, (i) any Company Common Shares, (ii) any securities convertible into or exchangeable for (in each case, whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or (iii) any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company, and Stockholder has no interest in or voting rights with respect to any securities of the Company. Except as provided in this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which Stockholder is a party obligating Stockholder to Transfer or cause to be Transferred, any Subject Shares. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any Subject Shares.

(e) No Other Proxies. None of such Stockholder’s Subject Shares are subject to any voting agreement, trust or other agreement or arrangement with respect to voting or to any proxy, except pursuant to this Agreement.

(f) Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the knowledge of Stockholder, threatened against or otherwise affecting, Stockholder or any of their properties or assets (including any Subject Shares) that could reasonably be expected to impair the ability of Stockholder to perform their obligations hereunder or to consummate the Contemplated Transactions hereby on a timely basis in any material respect.

(g) Opportunity to Review; Reliance. Stockholder has received and reviewed a copy of the Merger Agreement and has had the opportunity to engage and consult with counsel of their own choosing. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

(h) No Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder in their capacity as such.

SECTION 6. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub represent and warrant to Stockholder, jointly and severally, as follows: Each of Parent and Merger Sub has all requisite corporate power and authority necessary to execute and deliver this Agreement and, assuming the Merger is consummated in accordance with Section 251(h) of the DGCL, to perform (subject to the conditions contained herein) their respective obligations hereunder and to consummate the Contemplated Transactions, including the Merger and the Offer. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due and valid authorization, execution and delivery by Stockholder constitutes a legally valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger in accordance with its terms, except as may be limited by the Enforceability Exceptions.

SECTION 7. No Proxies for, Transfers of or Encumbrances on Subject Shares; Other Offers.

(a) Prohibition on Transfer. Except pursuant to the terms of this Agreement, during the Agreement Period, Stockholder shall not (and Stockholder shall not permit any Person under Stockholder’s control to, except as a result of the death of Stockholder), without the prior written consent of Parent, directly or indirectly: (i) grant or permit the grant of any proxies, powers of attorney, rights of first offer or refusal or other authorizations in or with respect to, or enter into any voting trust or voting agreement or arrangement with respect to, any Subject Shares or any interest therein; (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”), any Subject Shares or any interest therein; (iii) create or otherwise permit any Lien or other restriction to be created on any Subject Shares; (iv) enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or any other Person, with respect to any Subject Shares or any interest therein; (v) enter into any Contract with any Person with respect to the direct or indirect Transfer of any Subject Shares or any interest therein; (vi) enter into a swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any Subject Shares; or (vii) agree to do or any of the foregoing. Stockholder shall not, and shall not permit any Person under Stockholder’s control or any of their respective Representatives to, seek or solicit any such Transfer or any such Contract.

Without limiting the foregoing, Stockholder shall not take any other action that would in any way restrict, limit or interfere in any material respect with the performance of Stockholder’s obligations hereunder (or with the Contemplated Transactions) or make any representation or warranty of Stockholder in this Agreement untrue or incorrect in any material respect, or seek to do or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions. Stockholder agrees to notify Parent and Merger Sub promptly in writing, and to provide all details requested by parent or Merger Sub, if Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Without limiting the generality of the foregoing, Stockholder shall not tender, agree to tender or cause or permit to be tendered any Subject Shares into or otherwise in connection with any tender or exchange offer, except pursuant to the Offer.

(b) Exceptions. Notwithstanding the foregoing, Stockholder shall have the right to Transfer all or any portion of the Subject Shares to a Permitted Transferee of Stockholder if and only if prior thereto and as a condition to the effectiveness of such Transfer, such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to Parent: (i) to accept such Subject Shares subject to the terms and conditions of this Agreement; and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute Stockholder for all purposes of this Agreement; provided that notwithstanding any such Transfer, Stockholder shall continue to be liable for any breach by any Permitted Transferee of their agreements and covenants under this Agreement. “Permitted Transferee” means, with respect to Stockholder: (A) a spouse, parent, child, sibling, adopted child or grandchild of Stockholder; or (B) any trust, the trustees of which include only Stockholder and/or the other Persons named in clause “(A)” of this sentence and the beneficiaries of which include only Stockholder and/or the Persons named in clause “(A)” of this sentence.

(c) Effect of Attempted Transfer. Any attempted Transfer of Subject Shares, or any interest therein, in violation of this Section 7 shall be null and void. In furtherance of this Agreement, Stockholder hereby authorizes Parent and Merger Sub to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. If so requested by Parent, Stockholder agrees that its Subject Shares shall bear a legend, reasonably acceptable in form and substance to Parent, stating that such Subject Shares are subject to this Agreement.

(d) Other Offers. From the date hereof until the termination of this Agreement in accordance with Section 12(d) hereof, neither Stockholder (in Stockholder’s capacity as such), shall, nor shall Stockholder authorize or permit any of its representatives, if any, to, and Stockholder shall direct each such representative not to, directly or indirectly, take any of the following actions: (i) initiate, solicit, knowingly facilitate or knowingly encourage any inquiries, proposal or offer that constitutes a Company Acquisition Proposal or that could be reasonably be expected to lead to a Company Acquisition Proposal or enter into, continue or otherwise participate or engage in any discussions or negotiations with respect thereto (including by furnishing any non-public information relating to the Company or the Company Subsidiaries); (ii) otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any Person that is seeking to make, or has made, any Company Acquisition Proposal; or (iii) resolve, propose or agree to do any of the foregoing. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any representatives of Stockholder shall be deemed to be a breach of this Section 7(d) by Stockholder. Stockholder shall, and shall cause its or their representatives to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their representatives to continue, any and all existing activities, discussions or negotiations, if any, with any Person conducted prior to the date hereof with respect to any Company Acquisition Proposal. Stockholder shall notify Parent promptly (and in any event within 24 hours after receipt by Stockholder) notify Parent in writing, in the event Stockholder or any of their representatives of receives any Company Acquisition Proposal or inquiry, proposal or offer that could reasonably be expected to lead to a Company Acquisition Proposal, which notice shall include the material terms and conditions of such Company Acquisition Proposal, inquiry, proposal or offer, including the identity of the counterparty and copies of any material documentation and other written materials (or, where such Company Acquisition Proposal, inquiry, proposal or offer is not in writing, a summary of the material terms and conditions of such Company Acquisition Proposal, inquiry, proposal or offer). Thereafter, the Stockholder shall keep Parent informed on a prompt basis of the status and material details (including amendments or proposed amendments) of any such Company Acquisition Proposal, inquiry, proposal or offer (including providing copies of any written documentation material relating to such Company Acquisition Proposal, including relating to the financing thereof).

SECTION 8. Waiver of Appraisal and Dissenters’ Rights and Actions. Stockholder hereby (i) waives and agrees not to exercise any rights (including under Section 262 of the DGCL) to demand appraisal of any Subject Shares or rights to dissent from the Merger which may arise with respect to the Merger and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Proceeding, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the making or consummation of the Offer or consummation of the Merger, including any Proceeding (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the Contemplated Transactions.

SECTION 9. Notices of Certain Events. Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of Stockholder’s representations or warranties in this Agreement.

SECTION 10. Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, all further transfers, assignments, endorsements, proxies, consents and other documents and instruments and shall (at Stockholder’s sole expense) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, or as Parent may reasonably request, to perform its obligations under, carry out, and further the intent of, this Agreement.

SECTION 11. Certain Adjustments. In the event of a stock dividend or distribution, stock split, reverse stock split, recapitalization, subdivision, combination, merger, consolidation, reclassification, spin-off, readjustment, exchange of shares or the like, on, of or affecting the Subject Shares, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in the transaction.

SECTION 12. Miscellaneous.

(a) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person, (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (to the extent that no “bounceback” or similar message indicating non-delivery is received with respect thereto), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

If to Parent or Merger Sub, addressed to it at:

c/o WhiteHawk Income Corporation

2000 Market Street, Suite 910

Philadelphia, PA 19103

Attention: Daniel Herz

Email: dherz@whitehawkenergy.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: Claudia Lai; James R. Griffin

Email: claudia.lai@weil.com; james.griffin@weil.com

and

Weil, Gotshal & Manges LLP

700 Louisiana Street, Suite 3700

Houston, Texas 77002

Attention: Omar Samji

Email: omar.samji@weil.com

If to Stockholder, addressed to him or her at the address set forth below Stockholder’s name on the signature pages hereto.

(b) Amendment and Waivers.

(i) This Agreement may be amended at any time prior to the Effective Time only by execution of an instrument in writing signed by each of Stockholder, Parent and Merger Sub.

(ii) At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and Stockholder, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or (c) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that Stockholder may not assign, delegate or otherwise transfer any of Stockholder’s rights or obligations under this Agreement without the prior written consent of Parent. For the avoidance of doubt, Parent and Merger Sub may transfer or assign their respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their respective affiliates at any time; provided, that such transfer or assignment shall not relieve such Person of its obligations under this Agreement. Any assignment, delegation or transfer in violation of the foregoing shall be null and void.

(d) Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earliest to occur of: (i) the Effective Time; (ii) the termination of this Agreement by written notice from Parent to Stockholder; (iii) the termination of the Offer by Parent or Merger Sub; (iv) the expiration of the Offer without Merger Sub having accepted for payment Company Common Shares tendered in the Offer, provided, that the Offer is not subsequently extended by Merger Sub; and (v) the termination of the Merger Agreement in accordance with its terms (the period from the date hereof through the termination of this Agreement being referred to as the “Agreement Period”); provided that: (A) Section 12(a) shall survive such termination; and (B) no such termination shall relieve or release Stockholder from any obligations or liabilities arising out of their breach of this Agreement prior to its termination.

(e) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(i) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(ii) Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising in connection herewith or any claim or cause of action arising in connection with this Agreement or the negotiation hereof, and any Proceeding for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery does not have subject matter jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising from this Agreement or any of the transactions contemplated hereby or the negotiation hereof in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 12(e), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12(a) and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(e)(iii).

(f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an mutually acceptable manner that will achieve, to the maximum extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g) Specific Performance. Stockholder hereby agrees that if Stockholder were to breach any of their obligations under this Agreement (including failing to take such actions as are required of them hereunder to consummate the Contemplated Transactions) in accordance with its specified terms, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly, prior to any valid termination of this Agreement in accordance with Section 12(d), (i) Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent or remedy breaches of this Agreement and to specific performance of the terms hereof, in each case in the Delaware Court of Chancery or, if such court shall not have jurisdiction, in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity, (ii) Stockholder waives any requirement for the securing or posting of any bond or other security in connection with the obtaining of any specific performance or injunctive relief and (iii) Stockholder will waive, in any action for specific performance, the defense of adequacy of a remedy at law. Parent or Merger Sub’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of this Agreement involving Willful Breach or fraud.

(h) Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other hand. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

(i) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Contemplated Transactions are consummated.

(j) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, including electronic signature and transmission methods, including .pdf files or DocuSign, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Stockholder, on the one hand, and Parent and Merger Sub, on the other hand, shall have received a counterpart hereof signed by the other party hereto. Until and unless Stockholder, on the one hand, and Parent and Merger Sub, on the other hand, shall have received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or via DocuSign shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

(k) Entire Agreement. This Agreement (including all Schedules hereto) and the other agreements referred to in this Agreement constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

(l) Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(m) Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties hereto. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular Section in which such words appear. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

(n) Stockholder Capacity. Stockholder is signing and entering this Agreement solely in their capacity as the beneficial owner of Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by them in their capacity as an employee, officer or director of the Company in accordance with the provisions of the Merger Agreement. Nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

(o) No Ownership Interest. Except as otherwise provided herein or under applicable Law, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each applicable Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Stockholder in the voting of any of the Subject Shares, in each case, except as otherwise provided herein.

(p) Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WHITEHAWK ACQUISITION, INC.

By:
Name:
Title:

WHITEHAWK MERGER SUB, INC.

By:
Name:
Title:

STOCKHOLDER

Name:
Address:

SCHEDULE A

Ownership of Company Common Shares

Name	Number of Company Common Shares Beneficially Owned (1)	Number of Time-Based Restricted Shares	Number of Performance-Based Restricted Shares	Number of DCP Units

(1)	In calculating the number of Company Common Shares beneficially owned for the purpose of this column, Company Common Shares underlying (i) Time-Based Restricted Shares, (ii) Performance-Based Restricted Shares and (iii) DCP Units are excluded and are summarized in the other columns in this table.

(2)	Time-Based Restricted Shares and Performance-Based Restricted Shares shall not constitute Subject Shares for the purposes of Section 1 of this Agreement (but for the avoidance of doubt, shall constitute Subject Shares for all other purposes of this Agreement).